UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ		07733
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On June 3, 2010, the stockholders of Vonage Holdings Corp. (the “Company”) approved the amendment and restatement of the Company’s 2006 Incentive Plan which increases the maximum number of shares available for issuance to 66.4 million shares and makes various clarifications and updates. The 2006 Incentive Plan as amended and restated is filed as Exhibit 10.1 to this report and the terms thereof are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Meeting of Stockholders on June 3, 2010. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 188,089,678 shares of common stock.

The results of the vote taken at the Annual Meeting with respect to the election of the nominees to be Class I Directors were as follows:

Class I Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Peter Barris	117,917,698	11,072,035	59,099,945
Michael A. Krupka	124,607,846	4,381,887	59,099,945

The terms of the office of the following directors who were not up for re-election continued after the Annual Meeting: Jeffrey A. Citron, Morton David, Marc P. Lefar, J. Sanford Miller, Jeffrey J. Misner and John J. Roberts.

The appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified with 185,168,937 votes in favor, 2,461,768 votes against and 458,973 abstentions. There were no broker non-votes.

The proposal to approve the amendment and restatement of the Company’s 2006 Incentive Plan was approved with 102,923,950 votes in favor, 25,826,303 votes against, 239,480 abstentions and 59,099,945 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated 2006 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: June 9, 2010	By:	/S/ KURT M. ROGERS
Kurt M. Rogers Chief Legal Officer and Secretary

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